Exhibit 99.1

FOR IMMEDIATE RELEASE

ContextLogic Announces Post-Closing Board of Directors and Management Team

Upon Closing, Rishi Bajaj to Become Chief Executive Officer of ContextLogic and Four New
Independent Directors to Join ContextLogic Board

Six Existing Directors to Step Down from Board Upon Completion of the Qoo10 Transaction

Reconstituted Board and Management Team to Focus on Maximizing Value of ~$2.7 Billion of NOLs

SAN FRANCISCO, April 2, 2024 — ContextLogic Inc. (d/b/a Wish) (NASDAQ: WISH) (“ContextLogic” or the “Company”) today announced that it will reconstitute its Board of Directors and management team upon completion of its pending transaction under which it will sell substantially all of its operating assets and liabilities, principally comprising its Wish ecommerce platform (the “Asset Sale”), to Qoo10 Pte. Ltd. (“Qoo10”). The transaction is expected to be completed in the second quarter of 2024.

As previously announced, following the closing of the Asset Sale, ContextLogic will continue as a publicly traded company with approximately $2.7 billion of Net Operating Loss (“NOL”) carryforwards and post-closing cash (cash on hand and marketable securities, plus the cash proceeds from the Asset Sale) of between $150-157 million, assuming an April 16th closing.

ContextLogic’s new Board of Directors will comprise a diverse mix of proven leaders, investors and executives who will evaluate opportunities to maximize the value of the Company’s NOLs on behalf of stockholders. These professionals bring records of value creation and a range of expertise in sales, manufacturing, software, investment banking and the capital markets. Upon closing, the reconstituted Board will comprise five directors, four of whom will be independent and newly appointed.

●	Rishi Bajaj, Founder, President and Chief Investment Officer at Altai Capital Management and current director at ContextLogic. Bajaj joined the ContextLogic Board in November 2023 and played an active strategic role in structuring the Asset Sale. He brings significant financial and operational expertise and has a proven record of developing and executing strategies at the Board level.

●	Michael Farlekas, Chief Executive Officer of Onit, a workflow automation solutions company. Farlekas is an established senior level manager and technology expert with 20 years of executive leadership experience at enterprise software companies. He has a consistent track record of double-digit revenue growth and expanding margins in organic and acquisition-based businesses.

●	Marshall Heinberg, Chairman of the Board at Custom Truck One Source, Inc. (NYSE: CTOS), a leading provider of specialty equipment to the electric utility, telecom, rail and other infrastructure-related end markets. Heinberg has been recognized throughout his career for his strategic focus and brings over 35 years of capital markets, business and financial experience in complex and regulated industries to the boardroom.

●	Elizabeth A. LaPuma, former Managing Director and Head of Debt Advisory at UBS. LaPuma has extensive financial advisory and board experience across a variety of industries, as well as over 20 years advising on and structuring complex financial transactions, including securities offerings, M&A and restructurings.

●	Richard Parisi, Managing Partner at Catania Capital Partners and Chairman of American Broadband. Parisi brings over 25 years of investing and advisory experience, helping to maximize value for stakeholders through his depth of knowledge in deal sourcing, investment diligence, and negotiation across a wide variety of industries and financial instruments, including debt, publicly traded securities and private equity.

As noted above, the appointments of these four new directors will be effective upon the closing of the Asset Sale. At the same time, ContextLogic directors Tanzeen Syed, Julie Bradley, Larry Kutscher, Stephanie Tilenius, Hans Tung and Joe Yan will step down from the Board.

Mr. Bajaj commented, “The reconstituted Board of ContextLogic reflects a top tier group of directors who I strongly believe will best position the Company as we shift our strategy from operations to maximizing the value of our NOLs for the benefit of our stockholders. I am confident in the path ahead and energized by the extensive knowledge and leadership experience that this new Board will bring as we explore all value creating opportunities for the business. I would like to thank Tanzeen, Julie, Larry, Stephanie, Hans and Joe for their service and contributions, particularly in light of their significant collective operating experience. I very much appreciate their support through the Asset Sale process.”

New Management Team

Because ContextLogic is selling effectively all of its assets and liabilities, the Company will have a lean executive team primarily focused on ensuring the future positioning of the Company and certain legal and compliance requirements as a publicly traded entity.

Upon completing the Asset Sale, Mr. Bajaj will serve as Chief Executive Officer and Brett Just, the Company’s current Chief Accounting Officer, will be promoted to Chief Financial Officer. Joanna Rosen Forster will continue as General Counsel & Chief Compliance Officer.

ContextLogic Urges Shareholders to Vote “FOR” the Value Maximizing Transaction TODAY

ContextLogic urges stockholders to vote FOR the value maximizing transaction at the upcoming Special Meeting on April 12, 2024 (the “Special Meeting”). ContextLogic stockholders of record at the close of business on March 7, 2024, are entitled to vote at or in advance of the Special Meeting.

If you have any questions, or need assistance in voting your shares on the proxy card, please contact our proxy solicitor:

MacKenzie Partners, Inc.
1407 Broadway, 27th Floor
New York, New York 10018
Call Toll-Free (800) 322-2885
Email: proxy@mackenziepartners.com

For more information on the transaction, please visit ir.wish.com/.

About Wish

Wish brings an affordable and entertaining shopping experience to millions of consumers around the world. Since our founding in San Francisco in 2010, we have become one of the largest global ecommerce platforms, connecting millions of value-conscious consumers to hundreds of thousands of merchants globally. Wish combines technology and data science capabilities and an innovative discovery-based mobile shopping experience to create a highly-visual, entertaining, and personalized shopping experience for its users. For more information about the company or to download the Wish mobile app, visit www.wish.com or follow @Wish on Facebook, Instagram and TikTok or @WishShopping on X (formerly Twitter) and YouTube.

Additional Information and Where to Find It

In connection with the Asset Sale to the acquiring subsidiary designated by Qoo10 (the “Buyer”), the Company has filed with the Securities and Exchange Commission (the “SEC”), and has furnished to the Company’s stockholders, a definitive proxy statement, and other relevant documents pertaining to the transactions contemplated by the asset purchase agreement with the Qoo10 and Qoo10 Inc. (the “Transactions”). Stockholders of the Company are urged to read the definitive proxy statement and other relevant documents carefully and in their entirety because they contain important information about the Transactions. Stockholders of the Company may obtain the definitive proxy statement and other relevant documents filed with the SEC free of charge at the SEC’s website at http://www.sec.gov or by directing a request to ContextLogic Inc., One Sansome Street, 33rd Floor, San Francisco, California 94104, Attention: Ralph Fong.

Forward Looking Statements

Except for historical information, all other information in this communication consists of forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements, and related oral statements the Company, Qoo10 or the Buyer may make, are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. For example, (1) conditions to the closing of the Transactions may not be satisfied, (2) the timing of completion of the Transactions is uncertain, (3) the amount of the purchase price adjustment under the asset purchase agreement with Qoo10 Inc. and Qoo10 is uncertain and may be material, (4) the amount of that purchase price adjustment could be adversely affected by any delays in closing the Transactions, including delays in obtaining the stockholder vote at the Special Meeting, (5) there can be no assurance as to the extent to which the post-closing Company will find opportunities to utilize the NOLs, and when any such utilization will occur, (6) the business of the Company may suffer as a result of uncertainty surrounding the Transactions, (7) events, changes or other circumstances could occur that could give rise to the termination of the asset purchase agreement with Qoo10 Inc. and Qoo10, (8) there are risks related to the disruption of management’s attention from the ongoing business operations of the Company due to the Transactions, (9) the announcement or pendency of the Transactions could affect the relationships of the Company with its clients, operating results and business generally, including on the ability of the Company to retain employees, (10) the outcome of any legal proceedings initiated against the Company, Qoo10 or the Buyer following the announcement of the Transactions could adversely affect the Company, Qoo10 or the Buyer, including the ability of each to consummate the Transactions, and (11) the Company may be adversely affected by other economic, business, and/or competitive factors, as well as management’s response to any of the aforementioned factors.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and other documents of the Company on file with the SEC. Neither the Company nor Qoo10 or the Buyer undertakes any obligation to update, correct or otherwise revise any forward-looking statements. All subsequent written and oral forward-looking statements attributable to the Company, Qoo10 or the Buyer and/or any person acting on behalf of any of them are expressly qualified in their entirety by this paragraph.

Contacts

Investor Relations:

Ralph Fong, Wish
ir@wish.com

Media:

Carys Comerford-Green, Wish
press@wish.com

Nick Lamplough/Dan Moore/Jack Kelleher
Collected Strategies

WISH-CS@collectedstrategies.com

3